EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-123515, No. 333-76002, No. 333-34898, No. 333-34900 and No. 333-34902) of QuickLogic Corporation of our report dated March 15, 2007, relating to the financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 15, 2007